Exhibit 99.1

ACTIVIDENTITY REPORTS THIRD QUARTER FISCAL 2009

FINANCIAL RESULTS

Revenue Increased by 7% to $15.4 Million over Prior-Year Quarter.  Net Income was $2.1 Million.

FREMONT, Calif., August 6, 2009 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in credential management and strong authentication, reported revenue for the quarter ended June 30, 2009 of $15.4 million, compared to $14.3 million for the quarter ended June 30, 2008 and $16.1 million for the quarter ended March 31, 2009.

ActivIdentity’s net income for the quarter ended June 30, 2009, was $2.1 million or $0.05 per basic and diluted share, compared to a net loss of ($7.0) million, or ($0.15) per basic and diluted share for the three months ended June 30, 2008.  Net income for the quarter ended June 30, 2009 included realized and unrealized gains on foreign exchange totaling $2.1 million, primarily due to the weakening of the U.S. dollar.

ActivIdentity’s operating loss was ($1.1) million for the quarter ended June 30, 2009 compared to an operating loss of ($4.7) million for the quarter ended June 30, 2008 and ($1.7) million for the quarter ended March 31, 2009.  Adjusted EBITDA was $0.9 million for the quarter ended June 30, 2009, representing an improvement of $3.6 million compared to the prior-year quarter, and an increase of $0.2 million sequentially.  Adjusted EBITDA is a Non-GAAP measure and is defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments.

“Despite little improvement in the tough economic climate, ActivIdentity still posted solid operational and financial performance results during the fiscal third quarter,” said Grant Evans, chief executive officer and chairman of ActivIdentity. “Throughout this challenging time, the resiliency of our credential management and strong authentication solutions continue to exemplify the resiliency and stability of our renewed market focus and management team. As we look forward to the remainder of our fiscal year ending September 30, 2009 and beyond, we remain focused on streamlining our operations and continue to manage our expenses in order to be positioned for future growth.”

Financial Highlights

GAAP RESULTS

(In Millions except Per Share Data)

	Three Months Ended
	Jun. 30	Mar. 31	June. 30
	2009	2009	2008
Revenue	$15.4	$16.1	$14.3
Net Income (Loss)	$2.1	$(2.8)	$(7.0)
(Loss) Earnings Per Share – Basic	$0.05	$(0.06)	$(0.15)
(Loss) Earnings Per Share – Diluted	$0.05	$(0.06)	$(0.15)

NON-GAAP RESULTS

Adjusted EBITDA	$0.9	$0.7	$(2.7)

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one time charges for nonrecurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

Conference Call Details

ActivIdentity will host its Fiscal Third Quarter conference call on Thursday, Aug 6, at 5:00 PM Eastern Daylight Savings Time / 2:00 PM Pacific Daylight Savings Time.

To access the conference call within the U.S. or Canada, please dial (866) 393-1796 and enter conference ID 2295985. To access the conference call outside the U.S. or Canada please dial (706) 679-9681 and enter conference ID 2295985.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in credential management and strong authentication, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large-scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various restructuring and cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and as may be amended  in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:

Torsten George
VP Marketing

+1 510-745-6310

tgeorge@actividentity.com

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

jkerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	June 30, 2009	September 30, 2008
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$75,392	$70,173
Short-term investments	3,454	9,656
Accounts receivable, net of allowance for doubtful accounts of $288 and $317	10,092	11,792
Inventories, net	990	1,760
Prepaid and other current assets	2,517	1,696
Total current assets	92,445	95,077
Restricted cash	1,610	—
Investments	11,752	11,752
Property and equipment, net	1,953	2,877
Other intangible assets, net	2,248	4,150
Other long-term assets	848	3,745
Total assets	$110,856	$117,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$812	$1,652
Accrued compensation and related benefits	5,095	5,935
Current portion of accrued restructuring liability	634	616
Accrued and other current liabilities	3,869	3,682
Current portion of deferred revenue	10,637	11,024
Total current liabilities	21,047	22,909
Deferred revenue, net of current portion	826	1,125
Accrued restructuring liability, net of current portion	490	962
Long-term deferred rent	208	430
Other long-term liabilities	571	2,517
Total liabilities	23,142	27,943
Minority interest	312	304
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 45,839,860 and 45,786,184 issued and outstanding	46	46
Additional paid-in capital	428,183	426,141
Accumulated deficit	(328,285)	(323,053)
Accumulated other comprehensive loss	(12,542)	(13,780)
Total stockholders’ equity	87,402	89,354
Total liabilities and stockholders’ equity	$110,856	$117,601

(1)  Derived from Audited Consolidated Financial Statements

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Software	$6,888	$5,024	$18,405	$13,961
Hardware	3,245	3,175	12,196	11,090
Service	5,236	6,099	17,199	18,311
Total revenue	15,369	14,298	47,800	43,362

Cost of revenue:
Software	1,046	530	3,227	829
Hardware	1,675	2,071	6,234	6,819
Service	1,716	2,596	5,699	8,034
Amortization of acquired developed technology and patents	593	592	1,779	1,788
Total cost of revenue	5,030	5,789	16,939	17,470
Gross profit	10,339	8,509	30,861	25,892

Operating expenses:
Sales and marketing	4,868	5,827	15,172	19,548
Research and development	3,398	4,676	11,690	14,092
General and administration	3,101	2,626	9,732	8,267
Restructuring expense (net of adjustments)	—	3	—	(70)
Amortization of acquired intangible assets	41	42	123	124
Impairment of goodwill	—	—	—	35,874
Total operating expenses	11,408	13,174	36,717	77,835
Income (Loss) from operations	(1,069)	(4,665)	(5,856)	(51,943)

Other income (expense):
Interest income, net	285	845	1,465	3,772
Other income (expense), net	2,108	(2,927)	(1,053)	(4,977)
Total other income (expense), net	2,393	(2,082)	412	(1,205)
Income (loss) before income tax and minority interest	1,324	(6,747)	(5,444)	(53,148)
Income tax benefit (provision)	766	(250)	113	(280)
Minority interest	(5)	14	99	32
Net Income (loss)	$2,085	$(6,983)	$(5,232)	$(53,396)
Net income (loss) per share: Basic	0.05	(0.15)	$(0.11)	(1.17)
Diluted	0.05	(0.15)	(0.11)	(1.17)
Shares used to compute net income (loss) per share: Basic	45,817	45,778	45,800	45,764
Diluted	46,309	45,778	45,800	45,764
Other comprehensive income (loss):
Net income (loss)	$2,085	$(6,983)	$(5,232)	$(53,396)
Unrealized (loss) gain on short-term investment, net	—	(78)	152	(911)
Reclassification of unrealized income (loss) on short-term investments	—	—	—	945
Foreign currency translation gain (loss)	(1,678)	(372)	1,086	(1,213)
Reclassification of currency translation loss on liquidation of investment in foreign entity	—	1,946	—	1,946
Comprehensive income (loss)	$407	$(5,487)	$(3,994)	$(52,629)

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net loss	$(5,232)	$(53,396)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property, plant, and equipment	973	1,225
Amortization of acquired developed technology and patents	1,779	1,787
Unrealized foreign exchange (gain) loss	717	(1,470)
Amortization of acquired intangible assets	123	124
Stock-based compensation expense	2,152	2,127
Loss on disposal of property and equipment	43	20
Currency translation loss on liquidation of investment in foreign entity	—	1,946
Goodwill impairment charge	—	35,874
Investment impairment charge	—	3,812
Minority interest in ActivIdentity Europe S.A.	(99)	(32)
Changes in:
Accounts receivable	1,872	6,339
Inventories	731	22
Prepaid and other current assets	(505)	593
Long-term income taxes receivable	2,719	—
Accounts payable	(809)	(192)
Accrued compensation and related benefits	(761)	(714)
Accrued restructuring liability	(454)	(581)
Accrued and other liabilities	(2,029)	666
Deferred revenue	(759)	(1,396)
Net cash provided by (used in) operating activities	461	(3,246)

Cash flows from investing activities:
Purchases of property and equipment, net	(135)	(264)
Purchases of short-term investments	—	(37,245)
Proceeds from sales and maturities of short-term investments	6,184	78,215
Restricted cash	(1,396)	—
Other long-term assets	7	63
Net cash provided by investing activities	4,660	40,643

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	—	25
Net cash provided by financing activities	—	25

Effect of exchange rate changes on cash and cash equivalents	98	257
Net increase in cash and cash equivalents	5,219	37,679
Cash and cash equivalents, beginning of period	$70,173	$30,639
Cash and cash equivalents, end of period	$75,392	$68,318

Supplemental disclosures:
Cash paid (refund received) for income taxes	35	$(11)

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended			Nine Months Ended
	June 30	Mar. 31	June 30	June 30	June 30
	2009	2009	2008	2009	2008
Operating Income (Loss)	$(1,069)	$(1,678)	$(4,665)	$(5,856)	$(51,943)

Add back depreciation expense	282	316	334	973	1,225

Add back amortization expense	634	634	634	1,902	1,911
Add back stock based compensation expense	521	740	760	2,152	2,127

Add back severance expense	502	639	257	2,642	1,898

Add back impairment related expense	0	0	0	0	35,874

Adjusted EBITDA	$870	$651	$(2,680)	$1,813	$(8,908)

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP to Non-GAAP Expenses

(In thousands)

	Three Months Ended			Nine Months Ended
	June 30	Mar. 31	June 30	June 30	June 30
	2009	2009	2008	2009	2008
COST OF REVENUE (GAAP)	$5,030	$5,764	$5,789	$16,939	$17,470
Subtract depreciation expense	(17)	(19)	(29)	(58)	(85)
Subtract amortization expense	(593)	(593)	(592)	(1,779)	(1,787)
Subtract stock compensation expense	(15)	(38)	(62)	(109)	(195)
Subtract severance expense	(20)	(11)	0	(37)	0

COST OF REVENUE (NON-GAAP)	4,385	5,103	5,106	14,956	15,403

OPERATING EXPENSES
Sales & Marketing (GAAP)	4,868	5,294	5,827	15,172	19,548
Subtract depreciation expense	(30)	(32)	(50)	(100)	(145)
Subtract stock based compensation expense	(148)	(164)	(155)	(465)	(486)
Subtract severance expense	(459)	(515)	201	(1,612)	(432)

Sales & Marketing (Non-GAAP)	4,231	4,583	5,823	12,995	18,485

Research & Development (GAAP)	3,398	3,505	4,676	11,690	14,092
Subtract depreciation expense	(41)	(45)	(58)	(140)	(177)
Subtract stock based compensation expense	(34)	(176)	(219)	(490)	(628)
Subtract severance expense	(5)	0	(26)	(784)	(566)

Research & Development (Non-GAAP)	3,318	3,284	4,373	10,276	12,721

General & Administration (GAAP)	3,101	3,204	2,626	9,732	8,267
Subtract depreciation expense	(193)	(220)	(197)	(675)	(818)
Subtract stock compensation expense	(324)	(362)	(324)	(1,088)	(818)
Subtract severance expense	(18)	(113)	(432)	(209)	(900)

General & Administration (Non-GAAP)	2,566	2,509	1,673	7,760	5,731

Amortization of intangibles expense	41	41	42	123	124
Subtract amortization expense	(41)	(41)	(42)	(123)	(124)

Restructuring related expenses	0	0	3	0	(70)

Impairment related expense	0	0	0	0	35,874
Subtract impairment related expense	0	0	0	0	(35,874)

OPERATING EXPENSES (GAAP)	$11,408	$12,044	$13,174	$36,717	$77,835
OPERATING EXPENSES (Non-GAAP)	$10,115	$10,375	$11,872	$31,031	$36,867

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believe our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock based compensation — We exclude stock based compensation expense associated with stock options and restricted stock units granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.